EXHIBIT 21

LUCENT TECHNOLOGIES INC.’S SUBSIDIARIES

INS Network Services SPRL	Belgium
Ascend Communications (Bermuda) Holding Limited	Bermuda
Excel Switching Europe SA	Belgium
Lucent Technologies Comercio e Servicio Ltd.	Brazil
Lucent Technologies Canada Corp.	Canada
Stratus Computer Corporation	Canada
Lucent Technologies International Inc. (Egypt Branch)	Egypt
Lucent Technologies El Salvador S.A. de C.V.	El Salvador
Lucent Technologies Beteiligungs GmbH & Co. KG	Germany
Lucent Technologies EMEA B.V. (Greece)	Greece
Lucent Technologies Hindustan Pvt. Ltd.	India
P.T. Lucent Technologies Network Systems Indonesia	Indonesia
Lucent Technologies Holding and Finance Company Limited	Ireland
Lucent Technologies Treasury Services	Ireland
Lucent Technologies Italia S.p.A.	Italy
Bedrijvencomplex Huizen/Hilversum C.V.	Netherlands
Lucent Technologies EMEA B.V.	Netherlands
Lucent Technologies Nederland B.V.	Netherlands
SRA Computer C.V.	Netherlands
Guoxin Lucent Technologies Network Technology Co. Ltd.	P.R.C.
Lucent Technologies Optical Networks (China) Ltd.	P.R.C.
Lucent Technologies Qingdao Telecommunications Equipment Ltd.	P.R.C.
Lucent Technologies (China) Co., Ltd.	P.R.C.
Shanghai Lucent Technologies Transmission Equipment Co., Ltd.	P.R.C.
Lucent Technologies (Shenzhen) Co., Ltd.	P.R.C.
Lucent Technologies International Inc. (Saudi Arabia branch)	Saudi Arabia
Lucent Technologies South Africa (Proprietary) Ltd.	South Africa
Lucent Technologies Parsipanis S.L.	Spain
Lucent Technologies Thailand Inc. (Thailand branch)	Thailand
Lucent Technologies International Inc. (Jebel Ali Free Zone)	United Arab Emirates
Lucent Technologies M.E. Inc. Dubai	United Arab Emirates
Lucent Technologies Holdings UK Limited	UK
Lucent Technologies UK Limited	UK
Lucent Technologies Group UK Ltd	UK
Lucent Technologies Capital Ireland	UK
ZAO Lucent CheZaRa	Ukraine
Ascend Communications, Inc.	US
Bell Laboratories, Inc.	US
Day Investment Corp.	US
First Beacon Insurance Company	US
INS International, Inc.	US
KED Funding LLC	US
LT01 LLC	US
LTI NJ Finance LLC	US
LTI Properties Finance LLC	US
LTI Properties Holdings LLC	US
Lucent Asset Management Corporation	US
Lucent Cable Communications Inc.	US
Lucent Technologies Canada LLC	US
Lucent Technologies Construction Services, Inc.	US

Lucent Technologies Government Solutions Inc.	US
Lucent Technologies GRL LLC	US
Lucent Technologies Holdings LLC	US
Lucent Technologies International Inc.	US
Lucent Technologies Management Services Inc.	US
Lucent Technologies World Services Inc.	US
Lucent Venture Partners I LLC	US
Lucent Venture Partners II LLC	US
Lucent Venture Partners III LLC	US
Lucent Venture Partners Inc.	US
NCS OSP Development Corp.	US
New Jersey Nanotechnology Consortium LLC	US
SRA Holdings LLC	US
SRA Investments LLC	US
Stratus Computer, Inc.	US
Stratus Securities Corp.	US
Stratus World Trade Corp.	US
Western Electric Company, Incorporated	US
WM Funding LLC	US
NV Partners II LLC	US

Certain subsidiaries, which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of September 30, 2003, have been omitted in accordance with Item 601(b)(21)(ii) of Regulation S-K.